===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            CENTURY SOUTHBANKS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

               [LOGO OF CENTURY SOUTH BANKS, INC. APPEARS HERE]



April 27, 1999



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Century South Banks, Inc. ("CSBI") which will be held at 10:00 a.m., Atlanta, Georgia time, Wednesday, May 26, 1999, at The Resource Forum, 3340 Peachtree Road, NE, 1000 Tower Walk, Atlanta, Georgia 30326. The enclosed Notice of Annual Meeting and Proxy Statement contain details regarding the business to come before the shareholders at the Annual Meeting. Please sign and return your proxy in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you do attend and wish to vote in person, you may cancel the proxy at the Annual Meeting. It is important that you complete and mail your proxy as soon as possible.

Matters which will be discussed at the Annual Meeting include proposals to (i) establish the number of members of the Board of Directors at 11, (ii) elect 11 directors to serve for the ensuing year, (iii) approve an increase in the number of shares that are reserved under the CSBI Incentive Stock Option Plan, and (iv) ratify the appointment of KPMG LLP as independent certified public accountants of CSBI for calendar year 1999.

CSBI's Board of Directors at present knows of no other business to be presented at the Annual Meeting. If you should have questions concerning the Annual Meeting of CSBI, please feel free to call me.


                           For the Board of Directors,


                           \s\ Susan J. Anderson
                           ------------------------------
                           Susan J. Anderson,
                           Senior Vice President,
                           and Corporate Secretary

               [LOGO OF CENTURY SOUTH BANKS, INC. APPEARS HERE]
                           -------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 26, 1999

TO THE HOLDERS OF COMMON STOCK OF CENTURY SOUTH BANKS, INC.

The Annual Meeting of Shareholders of Century South Banks, Inc. ("CSBI") will be held at The Resource Forum, 3340 Peachtree Road, NE, 1000 Tower Walk, Atlanta, Georgia, on Wednesday, May 26, 1999 at 10:00 a.m., Atlanta, Georgia time, or any adjournments or postponements thereof, for the following purposes:

1. To vote on a proposal to establish the number of members of CSBI's Board of Directors at 11;

2. To vote on a proposal to elect 11 directors to serve for the ensuing year;

3. To vote on a proposal to increase the number of shares of CSBI common stock reserved under the CSBI Incentive Stock Option Plan from 50,000 to 500,000;

4. To vote on a proposal to ratify the appointment of KPMG LLP to serve as independent certified public accountants of CSBI for the 1999 calendar year; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Management at present knows of no other business to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of CSBI's Board of Directors.

Shareholders of record at the close of business on April 12, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                              By Order of the Board of Directors
                              Century South Banks, Inc.

                              /s/ Susan J. Anderson
                              ----------------------------------------
                              Susan J. Anderson, Senior Vice President
                              and Corporate Secretary

Dahlonega, Georgia
April 27, 1999

YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU DO PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

               [LOGO OF CENTURY SOUTH BANKS, INC. APPEARS HERE]
                           -------------------------

                             POST OFFICE BOX 1000
                           DAHLONEGA, GEORGIA 30533


                                PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Century South Banks, Inc. ("CSBI") in connection with the solicitation of proxies for the purposes stated herein by CSBI's Board of Directors for use at the Annual Meeting of Shareholders to be held at The Resource Forum, 3340 Peachtree Road, NE, 1000 Tower Walk, Atlanta, Georgia 30326, on Wednesday, May 26, 1999 at 10:00 a.m. Atlanta, Georgia time, or any adjournments or postponements thereof. The approximate date of the mailing of this Proxy Statement and the accompanying proxy to CSBI shareholders is April 27, 1999. The cost of this solicitation of proxies will be borne by CSBI. The mailing address of the principal executive offices of CSBI is 60 Main Street West, Dahlonega, Georgia 30533.

The Board of Directors encourages the personal attendance of CSBI shareholders at the Annual Meeting, and the giving of the proxy does not preclude the right to vote in person should the person giving the proxy so desire. The person giving the proxy has the power to revoke the proxy at any time before the proxy is exercised. The proxy may be revoked by attending the Annual Meeting and voting in person, or by filing a subsequent proxy with the Secretary of CSBI prior to or at the time of the Annual Meeting.

The close of business on April 12, 1999 has been fixed as the record date for the determination of CSBI shareholders entitled to vote at the Annual Meeting. At the close of business on that date, CSBI had issued and outstanding 11,027,177 shares of common stock, $1.00 par value per share, which were held of record by 2,524 shareholders. Each share of CSBI common stock is entitled to one vote on all matters to be voted upon. Directors shall be elected by the affirmative vote of a plurality of the votes cast by CSBI shareholders voting in person or by proxy at the Annual Meeting. All other matters voted on at the Annual Meeting shall require the affirmative vote of a majority of the votes cast by CSBI shareholders voting in person or by proxy at the Annual Meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

The following matters will be voted upon at the Annual Meeting:

ITEM NUMBER 1 - ESTABLISHING THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS.

The By-laws of CSBI provide that the number of members of the CSBI Board of Directors shall be not less than five nor more than 25. The CSBI Board of Directors recommends that the number of members of the CSBI Board of Directors be established at 11. If no specification is submitted, the shares represented by the proxy will be voted "FOR" approval of Item Number 1.

THE CSBI BOARD OF DIRECTORS RECOMMENDS THAT CSBI'S SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM NUMBER 1 IN ORDER TO ESTABLISH THE NUMBER OF MEMBERS OF CSBI'S BOARD OF DIRECTORS AT 11.

ITEM NUMBER 2 - ELECTION OF DIRECTORS

The persons listed below have been nominated for election to the CSBI Board of Directors. Each of the nominees currently serves as a director of CSBI. The name, age, principal occupation and employment for the past five years of each of the director nominees of CSBI are as follows:

_______________________________________________________________________________
WILLIAM H. ANDERSON, II
Director since 1997
Age 61

Mr. Anderson has been the Chairman of CSBI since December 1997. Until that time, Mr. Anderson served as Chairman of Bank Corporation of Georgia ("BCG") prior to its merger into CSBI in December 1997. Mr. Anderson is also the Chairman of Southern Trust Insurance Company, Macon, Georgia.

_______________________________________________________________________________
JAMES R. BALKCOM, JR.
Director since 1997
Age 54

Mr. Balkcom has served as Chairman of PAMECO Corp., a distributor of heating, ventilation and air conditioning equipment and parts, located in Norcross, Georgia since February 1996. On January 11, 1999, Mr. Balkcom assumed the additional duties of President and Chief Executive Officer of PAMECO. Mr. Balkcom served as Chairman and President of Techsonic Industries, Inc., a manufacturer of depth finders, from 1977 through 1995.

_______________________________________________________________________________
WILLIAM L. CHANDLER
Director since 1996
Age 76

Mr. Chandler owns Chandler Farm and is President of Chandler-Stovall, a real estate investment and management company, in Ila, Georgia.
_______________________________________________________________________________
JOSEPH W. EVANS
Director since 1997
Age 49

Mr. Evans has been the President, Chief Operating Officer and Chief Financial Officer of CSBI since December 16, 1997. Until that time, Mr. Evans was the President and Chief Executive Officer of BCG prior to its merger into CSBI in December 1997 since 1984.

_______________________________________________________________________________
JAMES A. FAULKNER
Director since 1981
Age 54

Mr. Faulkner has been the Vice-Chairman and Chief Executive Officer of CSBI since December 1997. Until that time, Mr. Faulkner was the President since 1989 and Chief Executive Officer since 1991 of CSBI.

_______________________________________________________________________________

_______________________________________________________________________________
THOMAS T. FOLGER, JR.
Director since 1981
Age 64

Mr. Folger is a partner in Folger Poultry Farms, Dahlonega, Georgia, and has held this position for more than the past five years.
________________________________________________________________________________
QUILL O. HEALEY
Director since 1997
Age 59

Mr. Healey has been the Chairman of the United States affiliate of J&H Marsh & McLennan, a multi-line insurance broker, since March 22, 1999. Until that time, Mr. Healey was the Chairman and Chief Executive Officer of Sedgwick, Inc., a multi-line insurance broker with offices in Atlanta, Georgia since 1990.

________________________________________________________________________________
J. RUSSELL IVIE
Director since 1981
Age 63

Mr. Ivie has been the Vice-Chairman of CSBI since December 1997. Until that time, Mr. Ivie was Chairman of CSBI since 1989.
________________________________________________________________________________
FRANK C. JONES
Director since 1997
Age 73

Mr. Jones is a partner in the law firm of King & Spalding, Atlanta, Georgia and has held this position for more than the past five years.
________________________________________________________________________________
JOHN B. MCKIBBON, III
Director since 1997
Age 43

Mr. McKibbon is the Chief Executive Officer of McKibbon Brothers, Inc., a hotel development and management company with holdings in six southeastern states, and has held this position for more than the past five years. Mr. McKibbon is also a director of HCI Communications, Inc. and Applied Innovations, Inc.; both located in Gainesville, Georgia.

________________________________________________________________________________
E. PAUL STRINGER
Director since 1981
Age 67

Mr. Stringer owns and operates Stringer Insurance Agency, Dahlonega, Georgia, and has held this position for more than the past five years.
________________________________________________________________________________

Proxies received by CSBI will be voted "FOR" all of the nominees unless a shareholder specifies a contrary choice in his proxy.

THE CSBI BOARD OF DIRECTORS RECOMMENDS THAT CSBI'S SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM NUMBER 2 IN ORDER TO ELECT THE SLATE OF 11 NOMINEES.

Board Committees and Meetings
-----------------------------

The CSBI Board of Directors held seven meetings in 1998.

Information regarding the functions of certain of the committees of the CSBI Board of Directors and their present membership is presented below.

The Audit Committee annually reviews and recommends to the CSBI Board of Directors the firm to be engaged as CSBI's independent certified public accountants for the next calendar year, reviews the plan and results of the audit engagement with the independent certified public accountants, inquires as to the adequacy of CSBI's internal control structure, and considers each professional service provided by the independent certified public accountants, and whether the providing of such service impairs the independence of the accountants. The members of the Audit Committee are: Frank C. Jones, Chairman, William L. Chandler, John B. McKibbon, III and E. Paul Stringer. The Audit Committee met four times in 1998.

The Executive Committee, during the intervals between meetings of the CSBI Board of Directors, may, subject to certain exceptions, exercise the powers of the Board of Directors. The members of the Executive Committee are: William H. Anderson, II, Joseph W. Evans, James A. Faulkner and J. Russell Ivie. The Executive Committee met seven times in 1998.

All of the members of the CSBI Board of Directors serve as the Nominating Committee, which nominates individuals to serve as members of the CSBI Board of Directors. The Nominating Committee met once in 1998.

The Personnel and Compensation Committee (the "Compensation Committee") periodically reviews the compensation and other benefits provided to personnel of CSBI and advises the CSBI Board of Directors with respect to such compensation. The members of the Compensation Committee are: James R. Balkcom, Jr., Chairman, Thomas T. Folger, Jr. and Quill O. Healey. The Compensation Committee met eight times in 1998.

Director Compensation
---------------------

Officers of CSBI who are also regular directors do not receive any fee or remuneration for services as members of the CSBI Board of Directors. In 1998, non-management directors of CSBI received a fee of $4,000 per quarter with the exception that Thomas T. Folger, Jr. received an additional $100 for each Executive Loan Committee meeting attended, William H. Anderson, II received fees of $85,000 for serving as Chairman of the CSBI Board of Directors and J. Russell Ivie received fees of $95,309 for serving as Vice Chairman of the CSBI Board of Directors.

                       SECURITY OWNERSHIP OF MANAGEMENT


The following table sets forth the beneficial ownership of CSBI's outstanding common stock by (i) the current director nominees and executive officers named herein, and (ii) all executive officers and the current directors as a group, as of March 21, 1999. Unless otherwise indicated, the listed persons are the owners of record and have sole voting and investment powers over their shares.

-----------------------------------------------------------------------------------------------------------------------
                                                   Amount and Nature of
   Name                                            Beneficial Ownership                         Percent of Class
-----------------------------------------------------------------------------------------------------------------------
William H. Anderson, II                                   724,504/(1)/                                   6.6

James B. Balkcom, Jr.                                       3,000/(2)/                                    *

William L. Chandler                                       232,000/(3)/                                   2.1

Tony E. Collins                                            41,051/(4)/                                    *

Stephen W. Doughty                                        117,821/(5)/                                   1.1

Joseph W. Evans                                           358,339/(6)/                                   3.2

James A. Faulkner                                         144,973/(7)/                                   1.3

Thomas T. Folger, Jr.                                     172,080/(8)/                                   1.6

Quill O. Healey                                             8,437/(9)/                                    *

J. Russell Ivie                                           300,567/(10)/                                  2.7

Frank C. Jones                                              5,500/(11)/                                   *

John B McKibbon, III                                        5,800/(12)/                                   *

E. Paul Stringer                                          228,882/(13)/                                  2.1

J. Thomas Wiley, Jr.                                      111,032/(14)/                                  1.0

Sidney J. Wooten                                           31,500/(15)/                                   *

All Executive Officers and Current
 Directors as a Group
(15 persons)                                            2,485,486                                       22.3



------------------
* less than 1%

/1/ Includes 65,407 shares owned individually and an aggregate of 659,097 shares held by certain corporations, partnerships and trusts as to which Mr. Anderson has voting and/or investment power. Does not include 1,919 shares owned by Mr. Anderson's wife individually, as to which he disclaims beneficial ownership.

/2/  Includes 3,000 shares owned individually which are held in street name.

/3/ Includes 112,000 shares owned individually and 120,000 shares owned by a corporation, which Mr. Chandler controls. Does not include 5,600 shares owned by Mr. Chandler's wife individually, to which he disclaims beneficial ownership.

/4/ Includes 3,690 shares owned individually which are held in street name, 302 shares owned jointly with Mr. Collin's father, 9,559 shares held in a savings plan and 26,000 shares subject to stock options under CSBI's Incentive Stock Option Plan (the "ISO Plan") as to which Mr. Collins disclaims beneficial ownership. Also includes 1,500 shares of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

/5/ Includes 12,599 shares owned individually, 83,373 shares owned individually which are in street name, and 20,349 shares held in a savings plan. Also includes 1,500 shares of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

/6/ Includes 189,403 shares owned individually, 36,625 shares owned individually which are held in street name, 40,500 shares held in a family partnership and 42,311 shares held in a savings plan and includes 47,250 shares subject to stock options under the ISO Plan as to which Mr. Evans disclaims beneficial ownership. Also includes 2,250 shares of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

/7/ Includes 78,632 shares owned individually, 56 shares owned jointly with Mr. Faulkner's wife, 3,350 shares held in street name, 17,685 shares held in a savings plan, and 43,000 shares subject to stock options under the ISO Plan as to which Mr. Faulkner disclaims beneficial ownership. Also includes 2,250 shares of restricted stock subject to forfeiture granted under the CSBI Executive Stock Plan.

/8/ Includes 165,195 shares owned individually, 5,234 shares held in a self directed retirement account owned individually and 1,651 shares which are held in street name in a retirement account owned individually. Does not include 19,851 shares owned individually by Mr. Folger's wife and 4,752 shares owned by Mr. Folger's wife jointly with their children.

/9/  Includes 8,437 shares owned individually which are held in street name.

/10/ Includes 143,020 shares owned individually, 14,434 shares owned jointly with Mr. Ivie's wife, 17,206 shares held in street name, 19,277 shares owned by a trust of which he serves as the trustee and is a beneficiary, 14,429 shares which are held in street name owned individually in a retirement account, 32,357 shares which are held in street name owned by a limited partnership, 45,202 shares owned by a limited partnership of which he is a limited partner and 14,642 shares held in a savings plan. Does not include 121 shares owned by Mr. Ivie's wife as to which he disclaims beneficial ownership.

/11/ Includes 5,500 shares owned individually which are held in street name.
     Does not include 1,000 shares owned in street name by Mr. Jones' wife as to which he disclaims beneficial ownership.

/12/ Includes 5,700 shares owned individually which are held in street name and 100 shares owned by a corporation as to which Mr. McKibbon has voting and/or investment power which are held in street name.

/13/ Includes 200,262 shares owned individually, 5,946 shares owned jointly with Mr. Stringer's wife and children, 750 shares owned jointly with his wife, 18,924 shares owned by a corporation as to which Mr. Stringer has voting and/or investment power and 3,000 shares held in a retirement account owned individually. Does not include 43,164 in a retirement account owned individually by Mr. Stringer's wife as to which he disclaims beneficial ownership.

/14/ Includes 88,073 shares owned individually which are held in street name and 21,459 shares held in a savings plan. Also includes 1,500 shares of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

/15/ Includes 5,000 shares owned individually which are held in street name in a retirement account, and 25,000 shares subject to stock options under the ISO Plan as to which Mr. Wooten disclaims beneficial ownership. Also includes 1,500 shares earned of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and related regulations of the SEC require CSBI's officers and directors, and persons who own more than 10% of CSBI's common stock, to file reports of their ownership of CSBI's common stock with the SEC and the Nasdaq National Market System ("Nasdaq"). The regulations also require these persons to furnish CSBI with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of those reports furnished to CSBI, CSBI believes that all filing requirements applicable to such persons have been complied with in 1998 except that Sidney J. Wooten, Executive Vice President and Regional Executive, inadvertently failed to timely file a Form 4, Report of Changes in Beneficial Ownership of Securities, with the SEC and Nasdaq.

                             EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation paid or accrued over the past three years for CSBI's Chief Executive Officer and CSBI's four other most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                Annual Compensation                   Long-Term Compensation
                                               -----------------------                ----------------------
                                                                        Restricted Stock    Securities       All Other
                                                     Salary   Bonus          Awards         Underlying      Compensation
Name and Principal Position                   Year    ($)      ($)          ($)/(6)/        Options (#)       ($)/(1)/
---------------------------                  ----    ------   ------    ----------------    -----------     ------------
James A. Faulkner,  Vice Chairman and Chief    1998  239,275   86,982       76,642              40,000          9,945
 Executive Officer
                                               1997  210,000   84,000          -0-                 -0-         10,085
                                               1996  210,000   50,476          -0-                 -0-          9,956

Joseph W. Evans, President, Chief Operations   1998  215,600   78,708       76,642                 -0-          5,540
 Officer and Chief Financial Officer/(2)/
                                               1997  178,400   80,100          -0-                 -0-         15,106
                                               1996  178,000   48,060          -0-                 -0-          8,229

Sidney J. Wooten, Executive Vice President     1998  180,000   60,480       51,095                 -0-          3,915
 and Regional Executive/(3)/
                                               1997   52,500   40,000          -0-                 -0-            226
                                               1996      -0-      -0-          -0-                 -0-            -0-

Stephen W. Doughty, Executive Vice President   1998  170,350   32,844       51,095                 -0-          5,518
 and Chief Credit Officer/(4)/
                                               1997  120,000   48,000          -0-                 -0-         40,243
                                               1996  120,000   28,800          -0-                 -0-         34,216

J. Thomas Wiley, Jr. Executive Vice            1998  145,883   29,325       51,095                 -0-          5,518
 President  and Regional Executive/(5)/
                                               1997  120,000   48,000          -0-                 -0-         38,541
                                               1996  120,000   28,800          -0-                 -0-         38,673

__________________________________________
/(1)/ For 1998 includes: for Mr. Faulkner, deferred compensation of $3,600, insurance premiums paid by CSBI of $1,345 and contributions to a savings plan of $5,000; for Mr. Evans, insurance premiums paid by CSBI of $540 and contributions to a savings plan of $5,000; for Mr. Wooten insurance premiums of $540 paid by CSBI and contributions to a savings plan of $3,375; for Mr. Doughty, insurance premiums paid by CSBI of $518, and contributions to a savings plan of $5,000; for Mr. Wiley, insurance premiums paid by CSBI of $518 and contributions to a savings plan of $5,000.

/(2)/ Mr. Evans assumed this position in December 1997. Amounts prior to such time were paid by BCG which was merged into CSBI in December 1997.

/(3)/ Mr. Wooten assumed this position on September 15, 1997. Mr. Wooten was previously employed with another bank holding company.

/(4)/ Mr. Doughty assumed this position in December 1997. Amounts prior to such time were paid by BCG which was merged into CSBI in December 1997.

/(5)/ Mr. Wiley was elected as an executive officer of CSBI on July 22, 1998. Mr. Wiley is paid by AmeriBank, N.A., a CSBI banking subsidiary and serves as President and CEO of AmeriBank, N.A.

/(6)/ The earning of such awards is based upon CSBI attaining specific earnings per share ("EPS") performance goals as established by the Compensation Committee. Upon attaining various EPS levels, the awards are earned over a five-year period. The earning of such awards is subject to a service condition which shall be satisfied if the participant remains in the continuous employ of CSBI and its subsidiaries from the grant date through the earlier of the date the participant reaches age 62 or the 10th anniversary of the date such grant is made. Upon a change in control of CSBI, all awards or portions of awards earned up until such date become vested and payable. Prior to vesting, the participant is eligible to receive dividends on and to vote the restricted shares. For 1998, Messers. Faulkner and Evans earned 2,250 awards, respectively, and Messers, Wooten, Doughty and Wiley earned 1,500 awards, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning options granted during 1998 to the named executives:

                                     Individual Grants
                                     -----------------
                              Number of         % to Total                                       Potential Realizable Value
                              Securities         Options       Exercise                          At Assumed Annual Rates of
                              Underlying        Granted to      or Base                          Stock Price Appreciation
                               Options         Employees in     Price        Expiration          for Option  Term/(1)/
                                                                                                 ------------------------
      Name                    Granted          Fiscal Year     ($/Share)     Date                5%($)              10%($)
----------------------        --------         ------------    ---------     ----------          -------------------------
James A. Faulkner             40,000(2)            61.5%         $28.50       8/24/08             30,750          86,500

___________________________________

/(1)/ The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission (the "SEC") and are not intended to forecast future price appreciation of CSBI Common Stock. The gains reflect a future value based upon growth at these prescribed rates. CSBI did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore, lower, value. CSBI is not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

/(2)/ Represents a grant under the ISO Plan.

It is important to note that options have value to recipients, including the listed executives, only if CSBI's stock price advances beyond the exercise or base price shown in the table during the effective option period.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

The following table sets forth certain information regarding the exercise of stock options during 1998 by the named executives and the value of options held by such persons at the end of 1998.

                                                                     Securities Underlying             Value of Unexercised
                                        Shares                            Unexercised                      In-the-Money
                                     Acquired on    Value              Options at FY-end (#)           Options at FY-end($)
                                                                 ---------------------------------  -----------------------------
               Name                 Exercise (#)  Realized ($)     Exercisable/Unexercisable          Exercisable/Unexercisable
----------------------------------- ------------  ------------   ---------------------------------  -----------------------------
James A. Faulkner                          2,500        51,250              2,500/0                         $   57,188/$0
                                                                            3,000/0                             47,625/$0
                                                                           40,000/0                         $        0/$0

Joseph W. Evans                              -0-           -0-             47,250/0                          1,092,094/$0

Sidney J. Wooten                             -0-           -0-             25,000/0                            240,625/$0

Stephen W. Doughty                        31,499       840,409                  0/0                         $        0/$0
                                          23,625       622,828                  0/0                         $        0/$0

J. Thomas Wiley, Jr.                      31,499       753,787                  0/0                         $        0/$0
                                          23,625       557,859                  0/0                         $        0/$0

                                        LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR/(1)/
                                                           Performance or                   Estimated Future Payouts
                                   Number of Shares,      Other Period Until           Under Non-Stock Price-Based  Plans/(3)/
                                                                                       ---------------------------------------
                                    Units of Other            Maturation
              Name                     Rights/(2)/             or Payout                 Threshold (#)         Target/Maximum(#)
-------------------------------- ------------------- ------------------------------    ------------------      -----------------
James A. Faulkner                   15,000/(4)/             5 years                        3,750                   15,000

Joseph W. Evans                     15,000/(4)/             5 years                        3,750                   15,000

Sidney J. Wooten                    10,000/(5)/             5 years                        2,500                   10,000

Stephen W. Doughty                  10,000/(5)/             5 years                        2,500                   10,000

J. Thomas Wiley, Jr.                10,000/(5)/             5 years                        2,500                   10,000

_____________________________________

/(1)/ As discussed in footnote 6 to the Summary Compensation Table, the earning of restricted stock awards is based upon CSBI attaining specific earnings per share ("EPS") performance goals as established by the Compensation Committee. Upon attaining various EPS levels, the awards are earned over a five-year period. The earning of such awards is subject to a service condition which shall be satisfied if the participant remains in the continuous employ of CSBI and its subsidiaries from the grant date through the earlier of the date the participant reaches age 62 or the 10th anniversary of the date such grant is made. Upon a change in control of CSBI, all awards or portions of awards earned up until such date become fully vested and payable. Prior to vesting, the participant is eligible to receive dividends on and to vote the restricted shares.

/(2)/ Includes the entire amount of the restricted stock award, although as discussed in footnote 1 above, such amount may never be earned.

/(3)/ The threshold amount is 25% of any year's award and can be earned if minimum performance targets are achieved. The target/maximum amounts are earned if specified performance targets are achieved. If CSBI's actual EPS performance does not attain the minimum performance target, no payouts will be made for the performance period.

/(4)/ For 1998, the recipient earned 2,250 awards out of a maximum of 3,000.

/(5)/ For 1998, the recipient earned 1,500 awards out of a maximum of 2,000.

                               PERFORMANCE GRAPH

CSBI has made previous filings with the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of CSBI shall not be incorporated by reference in any such filings. The following performance graph comparing CSBI's cumulative total shareholder return with the total return of a performance indicator of broad equity market index includes companies whose securities are traded on the Nasdaq Stock Market. CSBI has selected the Nasdaq National Market (US Companies) as the broad equity market index. This index includes all domestic common shares traded on the NASDAQ National Market Value Index and a peer group comparison. The peer group comparison is the Media General Industry Group, which was comprised of 109 South Atlantic Banks.

             COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
         COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

[CAPTION]

                                                     FISCAL YEAR ENDING
                                ---------------------------------------------------------------
COMPANY/INDEX/MARKET            12/31/93   12/30/94   12/29/95   12/31/96   12/31/97   12/31/98

Century South Bks                100.00     120.98     162.94     183.78     248.89     295.15

Regional-Mid-Atlantc Bnks        100.00      99.03     145.75     194.71     317.56     349.55

NASDAQ Market Index              100.00     104.99     136.18     169.23     207.00     291.96

Compensation Committee Report
-----------------------------

The Compensation Committee of the Board of Directors of CSBI ("the Compensation Committee") approves compensation objectives and policy for all employees and sets compensation for CSBI's executive officers, including the individuals named in the Summary Compensation Table. CSBI's executive compensation program, as administered by the Compensation Committee, consists primarily of (i) annual cash compensation, the components of which are base salary and an annual variable cash incentive ("bonus") and (ii) long-term equity-based incentive compensation, consisting of stock options and stock awards.

The following is a report submitted by the Compensation Committee addressing CSBI's compensation policy as it related to CSBI's Chief Executive Officer and other executive officers during 1998.

Base Salary and Bonuses. CSBI does not have a formalized program regarding the total compensation of executive officers. The base salary for CSBI's Chief Executive Officer is set in accordance with his employment contract and may be adjusted annually. See "Employment and Severance Agreements." Other officers and employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to CSBI. Accordingly, the Compensation Committee's approach is to offer competitive salaries in comparison with market practices. While base salary continues to be a significant part of CSBI's total compensation package, CSBI has introduced a pay-for-performance element through its Incentive Compensation Plan.

The Compensation Committee makes salary decisions for executive officers with input from CSBI's Chief Executive Officer. The review considers, experience, work performance, and CSBI's overall performance.

The payment of bonuses in 1998 to CSBI's Chief Executive Officer and other executive officers was based upon CSBI's Incentive Compensation Plan, which requires, among other things, that certain earnings goals be attained by CSBI.

Incentive Stock Option Plan. CSBI's Incentive Stock Option Plan (the "ISO Plan") is CSBI's long-term incentive plan for executive officers and key employees. The objective of the ISO Plan is to enable executive officers and key employees to develop and maintain a significant long-term ownership position in CSBI's common stock. The ISO Plan is administered by the Compensation Committee. Grants have been generally based on factors such as CSBI's performance, salary level and the individual's contribution to CSBI. During 1998, there were 65,000 options granted under the ISO Plan.

Executive Stock Plan. CSBI's 1998 Executive Stock Plan was designed to promote the interests of CSBI through grants to key employees of options to purchase stock, grants of stock appreciation rights and grants of restricted stock in order (i) to attract and retain key employees, (ii) to provide an additional incentive to each key employee to work to increase the value of CSBI's stock; and (iii) to provide each key employee with a stake in the future of CSBI. During 1998, 233,000 restricted stock awards were made under CSBI's Executive Stock Plan.

Compensation of Chief Executive Officer. Amounts earned during 1998 by CSBI's Chief Executive Officer, James A. Faulkner, are shown in the Summary Compensation Table. Mr. Faulkner's base salary was set pursuant to the terms of his employment agreement with CSBI. This agreement provides for a base annual salary of $250,000, which may be adjusted annually by the agreement of the parties. See "Employment and Severance Agreements." Mr. Faulkner received a bonus of $86,982 in 1998. The amount of his bonus was based on CSBI's Incentive Compensation Plan.

The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Compensation Committee during 1998:


   James R. Balkcom, Jr., Chairman
   Thomas T. Folger, Jr.
   Quill O. Healey


Employment and Severance Agreements
-----------------------------------

James A. Faulkner has entered into an employment agreement with CSBI. The agreement is for a one-year term ending on November 1, 1999 and provides compensation to Mr. Faulkner in the form of an annual base salary in the amount of $250,000, which may be adjusted annually by agreement of the parties. The agreement automatically renews for a one-year term without further action by either party, commencing on the one year anniversary of the agreement and each anniversary thereafter unless written notice to the contrary is provided by either party to the other party at least 90 days prior to any anniversary date.

Mr. Faulkner's employment agreement also provides that if he is terminated for any reason other than for cause he will receive severance benefits equal to the remaining term of the contract. If Mr. Faulkner terminates the agreement for reasons such as a material change by CSBI in his duties and responsibilities or as a result of the merger or consolidation of CSBI, or the death or disability of Mr. Faulkner, he shall receive severance benefits from CSBI equal to two and eleven twelfths (2-11/12) multiplied by Mr. Faulkner's annual compensation, including salary, bonuses, perquisites, and all other forms of compensation for the fiscal year ended immediately preceding the date of change of control.

Incentive Stock Option Plan
---------------------------

CSBI's ISO Plan authorizes CSBI to grant incentive stock options to eligible employees as determined by the ISO Plan. The ISO Plan is administered by the Compensation Committee, which determines those eligible employees to whom options will be granted and the number of options granted to each eligible employee. The Compensation Committee also prescribes the terms and conditions of each option granted, including the purchase price per share as to each option. During 1998, 65,000 options were granted under the ISO Plan.

Savings Plan
------------

CSBI has adopted a savings plan and permits all eligible employees to participate. During 1998, as a result of the merger of BCG into CSBI, BCG merged its 401(k) Savings Plan into CSBI's Amended and Restated Employee Stock Ownership Plan. The resulting plan is called the Century South Banks, Inc. Savings Plan (the "Savings Plan"). In conjunction with the merger of the two plans, CSBI has ceased to make contributions to the employee stock ownership feature of the Savings Plan and has elected to increase the percentage of employee deferrals, which are then matched by CSBI. CSBI's contribution to the Savings Plan for the year ended December 31, 1998 was $516,000. Contributions made by CSBI during such year were $5,000 for each of Messrs. Faulkner, Evans, Doughty, and Wiley and $3,375 for Mr. Wooten. Each of Messrs. Faulkner, Evans, Doughty, and Wiley are fully vested pursuant to the terms of the Savings Plan.

Deferred Compensation Plan
--------------------------

CSBI has entered into salary continuation agreements with James A. Faulkner and Tony E. Collins. These agreements provide for CSBI to pay death and disability benefits to each of Messrs. Faulkner and Collins or their beneficiaries, subject to certain vesting requirements and other limitations, and are funded by life insurance policies. No benefits were paid under these agreements in 1998.

Executive Stock Plan
--------------------

On April 1, 1998, the Board of Directors of CSBI adopted the Century South Banks, Inc. 1998 Executive Stock Plan (the "Executive Stock Plan") which was approved by the shareholders on May 13, 1998. The purpose of the Executive Stock Plan is to encourage and provide an additional incentive to officers and other key employees of CSBI to increase the value of CSBI and its common stock by permitting them to acquire a significant equity interest in CSBI. The Executive Stock Plan is also intended to aid CSBI in attracting and retaining superior personnel and to strengthen their desire to remain in CSBI's employ.

Up to 3.5% of CSBI's outstanding common stock has been reserved for issuance in connection with awards granted under the Executive Stock Plan. Such shares may be awarded from authorized and unissued shares or from previously issued shares, which are acquired in open market purchases. The Executive Stock Plan is administered by the Compensation Committee, none of the members of which are eligible to participate in the Executive Stock Plan.

The Executive Stock Plan provides for the issuance of shares of CSBI common stock through grants of options to purchase CSBI common stock, grants of stock appreciation rights and grants of restricted stock. The Executive Stock Plan allows for the issuance of incentive stock options and options which will not be treated as incentive stock options. Participants are not required to pay for shares of CSBI common stock awarded as restricted stock.

Certain Transactions
--------------------

E. Paul Stringer, director, owns Stringer Insurance Agency in Dahlonega, Georgia, which was paid insurance premiums during 1998 by CSBI and its subsidiaries in an amount equal to $406,734. In the opinion of management, these premiums are fair and reasonable and as favorable to CSBI as those which could have been obtained from unrelated third parties.

William H. Anderson, II, director, is a limited partner in a limited partnership that owns two of the bank buildings which CSBI and its subsidiary, First South Bank, N.A., lease at rates which, in the opinion of management, are fair and reasonable and as favorable to CSBI as those which could have been obtained from unrelated third parties. CSBI and First South Bank, N.A. paid to Mr. Anderson $124,885 in connection with such lease payments.

Frank C. Jones, director, is a partner in the law firm of King & Spalding. King and Spalding rendered legal services to CSBI and its subsidiaries in 1998 and may render legal services to CSBI and its subsidiaries in 1999.

In the ordinary course of banking business, CSBI and its subsidiaries have had, and anticipate that they will continue to have, transactions with various directors, officers, principal shareholders of CSBI, and their associates. All loans and commitments to extend loans included in such transactions were made substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with other unaffiliated persons. In the opinion of management, such loans and commitments do not involve more than a normal risk of collectibility or present any other unfavorable features.

ITEM NUMBER 3 - APPROVAL OF THE INCREASE IN SHARES AVAILABLE UNDER THE CSBI INCENTIVE STOCK OPTION PLAN ("ISO PLAN").

CSBI's Board of Directors authorized the ISO Plan on January 10, 1994.  The ISO
Plan was adopted by CSBI's shareholders on April 27, 1994.   The purpose of the
ISO Plan is to advance the interests of CSBI by encouraging and enabling present and future employees of CSBI and its subsidiaries to acquire a financial interest in CSBI. CSBI believes that the ISO Plan will also aid CSBI and its subsidiaries in attracting and retaining key employees and in stimulating the efforts of such employees to work for the success of CSBI. As of March 21, 1999, CSBI had granted options to purchase shares of CSBI common stock pursuant to the ISO Plan as follows: (i) each executive officer named in the Summary Compensation Table on page 8 of this Proxy Statement: 68,000 shares (James A.
Faulkner: 43,000 shares, and Sidney J. Wooten: 25,000 shares); (ii) all current executive officers as a group: 94,000 shares; (iii) all current directors who are not executive officers as a group: 0 shares; (iv) all employees, including all current officers who are not executive officers, as a group: 8,000 shares.

DESCRIPTION OF PROPOSED AMENDMENT

On November 23, 1998, CSBI's Board of Directors adopted an amendment to the ISO Plan which will, if approved by CSBI's shareholders, increase the number of shares of CSBI common stock available for grant thereunder to 500,000 from 50,000 shares. As of March 21, 1999, no shares remain available for grant under the ISO Plan. Accordingly, the proposed increase in the number of authorized shares will ensure the uninterrupted continuation of the ISO Plan. Given the strong growth of CSBI's growing business since 1994 and the number of additional key employees required to support CSBI's growing business, the CSBI Board of Directors believes the proposed amendment is in the best interests of CSBI and
recommends that CSBI's shareholders vote "FOR" the proposed amendment.   The
affirmative vote of a majority of the shares of CSBI common stock represented in person or by proxy at the Annual Meeting is necessary for the approval of the amendment of the ISO Plan.

MATERIAL PROVISIONS OF THE ISO PLAN

The ISO Plan is generally administered by the Compensation Committee. Options existing under the ISO Plan may be granted to key employees of CSBI and its existing subsidiaries or of one or more of any future parents or subsidiaries of CSBI who, in the opinion of the Compensation Committee, are contributing significantly to the effective management and supervision of the business of CSBI or its subsidiaries. Options may be granted under the ISO Plan only to persons who are employed by CSBI or one of its subsidiaries at the time of the grant. As of March 21, 1999, management believes that approximately 100 persons were eligible to participate in the ISO Plan.

The option price for each option granted under the ISO Plan is determined by CSBI's Board of Directors, based on the recommendation of the Compensation Committee, but in no case is less than 100% of the fair market value of a share of CSBI common stock on the date of grant of the option. The option price is payable upon the exercise of an option in cash or by check. Each option granted under the ISO Plan is exercisable by the grantee only during a term fixed by CSBI's Board of Directors, upon recommendation of the Compensation Committee, ending not later than 10 years after the date of grant of the option.

Except as otherwise provided in the ISO Plan, upon termination of the employment of any grantee with CSBI or any parent or subsidiary of CSBI for any reason, all options held by the grantee under the ISO Plan immediately terminate. CSBI's Board of Directors may provide in any stock option agreement pursuant to the ISO Plan that the grantee may exercise an option at any time within three months after the termination of employment of the grantee with CSBI or any parent or subsidiary of CSBI then employing the grantee.

In granting any option under the ISO Plan, CSBI's Board of Directors may provide in any stock option agreement pursuant to the ISO Plan that in the event of the death of the grantee at a time when an option is exercisable by the grantee, the grantee's personal representative, heirs or legatees may exercise all or any portion of such option held by the grantee on the date of his death upon proof satisfactory to CSBI of their authority. Any such option must be exercised within 12 months after the date of the grantee's death and in any event prior to the date of the expiration of the option. No option is assignable or transferable by the grantee except by will or by the laws of descent or distribution.

In the event that the outstanding shares of CSBI common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of CSBI by reason of a recapitalization, reclassification, stock split, combination of shares, or stock dividend, the Compensation Committee shall make appropriate adjustments in the number and kind of shares or other securities as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that each grantee's proportionate interest shall be maintained as before the occurrence of such event.

The ISO Plan shall terminate 10 years after its effective date (January 10, 1994), unless terminated by the CSBI Board of Directors at any time prior to such date. Termination of the ISO Plan will not alter or impair any of the rights or obligations under any option previously granted under the ISO Plan unless the grantee consents.

The CSBI Board of Directors may amend the ISO Plan in such respects as it shall deem advisable in order that options granted under the ISO Plan shall be "incentive stock options" as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless approved by the shareholders of CSBI, such amendment shall not change (i) the maximum number of shares of common stock as to which options may be granted under the ISO Plan, (ii) the date on which the ISO Plan terminates, (iii) the minimum offering price, (iv) the date on which the options may be granted, or (v) the guidelines relating to the determination of employees to whom options may be granted.

FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options.  All incentive stock options granted or to be granted
------------------------
under the ISO Plan are intended to be incentive stock options as defined in
Section 422 of the Code.

Under the provisions of Section 422 of the Code, generally, neither the holder of an incentive stock option nor CSBI will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition, the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

   (a) gain on the sale or other disposition; or

   (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition, which results in the recognition of ordinary income to the optionee, will also result in a corresponding income tax deduction for CSBI.

Non-Qualified Stock options. All options granted or to be granted under the ISO
---------------------------
Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

A participant in the ISO Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under applicable U.S. Treasury regulations, the non-qualified stock options issued under the ISO Plan will not have a readily ascertainable fair market value, unless at the time such options are granted similar options of CSBI are actively traded on an established market. CSBI presently has no such actively traded options.

Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. CSBI is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. CSBI generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of and at the time of the exercise of a non-statutory stock option.

THE PRECEDING DISCUSSION IS BASED UPON FEDERAL TAX LAWS AND REGULATIONS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, WHICH ARE SUBJECT TO CHANGE, AND UPON INTERPRETATION OF THE STATUTORY PROVISIONS OF THE CODE, ITS LEGISLATIVE HISTORY AND RELATED INCOME TAX REGULATIONS. FURTHERMORE, THE FOREGOING IS ONLY A GENERAL DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISO PLAN AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL FEDERAL INCOME TAX ASPECTS OF THE ISO PLAN. OPTION HOLDERS MAY ALSO BE SUBJECT TO STATE AND LOCAL TAXES IN CONNECTION WITH THE GRANT OR EXERCISE OF OPTIONS GRANTED UNDER THE ISO PLAN AND THE SALE OR OTHER DISPOSITION OF SHARES ACQUIRED UPON EXERCISE OF THE OPTIONS. EACH EMPLOYEE RECEIVING A GRANT OF OPTIONS SHOULD CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR REGARDING FEDERAL, STATE AND LOCAL CONSEQUENCES OF PARTICIPATING IN THE ISO PLAN.

THE CSBI BOARD OF DIRECTORS RECOMMENDS THAT CSBI'S SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM NUMBER 3 IN ORDER TO INCREASE THE NUMBER OF SHARES OF CSBI COMMON STOCK AUTHORIZED UNDER THE ISO PLAN FROM 50,000 TO 500,000.


ITEM NUMBER 4 - RATIFICATION OF ACCOUNTANTS

The CSBI Board of Directors has appointed the firm of KPMG LLP to serve as independent certified public accountants of CSBI for the calendar year ending December 31, 1999, subject to ratification by the shareholders of CSBI. KPMG LLP has served as independent certified public accountants of CSBI since 1983.

CSBI expects a representative of KPMG LLP to attend the Annual Meeting and expects that the representative will have the opportunity to make a statement if he desires to do so. It is further anticipated that such representative will be available to respond to appropriate questions.

Ratification of the appointment of the independent certified public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of CSBI common stock voting in person or by proxy at the Annual Meeting. If CSBI's shareholders should not ratify the appointment of KPMG LLP, the CSBI Board of Directors will reconsider the appointment. If CSBI's shareholders ratify the appointment, the CSBI Board of Directors, in its sole discretion, may still direct the appointment of new independent certified public accountants at any time during 1999 if it believes that such a change would be in the best interests of CSBI.

THE CSBI BOARD OF DIRECTORS RECOMMENDS THAT CSBI'S SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM NUMBER 4 IN ORDER TO RATIFY THE APPOINTMENT OF KPMG LLP TO SERVE AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

      SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

Any shareholder proposal intended for inclusion in CSBI's Proxy Statement for the 2000 Annual Meeting must be received at CSBI's principal executive offices
no later than December 28, 1999.   Proposal should be addressed to Susan J.
Anderson, Corporate Secretary, Century South Banks, Inc., P. O. Box 1000, Dahlonega, Georgia 30533.

             OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT
                             YEAR'S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2000 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if CSBI (1) receives notice of the proposal before the close of business on March 13, 2000, and advises shareholders in the 2000 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 13, 2000. Notices of intention to present proposals at the 2000 Annual Meeting should be addressed to Susan J. Anderson, Corporate Secretary, Century South Banks, Inc., P. O. Box 1000, Dahlonega, Georgia 30533.

                         ANNUAL REPORT TO SHAREHOLDERS

Additional information concerning CSBI, including its financial statements, is provided in CSBI's 1998 Annual Report to Shareholders that accompanies this Proxy Statement. Copies of exhibits filed with CSBI's Annual Report on Form 10-K or referenced therein will be furnished to shareholders of record upon written request and payment of CSBI's expenses in furnishing such documents. All such requests should be made to Susan J. Anderson, Corporate Secretary, Century South Banks, Inc., P. O. Box 1000, Dahlonega, Georgia 30533.


                                OTHER BUSINESS

Action will be taken on whatever other business may properly come before the Annual Meeting. The CSBI Board of Directors is not aware of any other business matters to be considered at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that the persons named in this proxy will have discretionary authority to vote proxies with respect to such matters and in accordance with the recommendations of the CSBI Board of Directors.

No director has informed CSBI that he intends to oppose any recommended action as specified in this Proxy Statement. All directors have an interest in the vote regarding the election of directors to office.

The CSBI Board of Directors urges you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in
                      --------------
person. If you do attend, you may then withdraw your proxy.


                            /s/ Susan J. Anderson
                            ---------------------------------------------
                            Susan J. Anderson
                            Senior Vice President and Corporate Secretary

Dahlonega, Georgia
April 27, 1999

                           CENTURY SOUTH BANKS, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 1999

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Century South Banks, Inc. ("CSBI") appoint(s) Susan J. Anderson, J. Marvin Anderson, and Robin Guthrie, and each of them, as proxies with full power of substitution, acting by majority or by any of them if only one is present and acting, to vote all shares of common stock of CSBI which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 26, 1999 at The Resource Forum, 3340 Peachtree Road, NE, 1000 Tower Walk, Atlanta, Georgia at 10:00 a.m. Atlanta, Georgia time, and any adjournments or postponements thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING
PROPOSALS:

1. Proposal to establish the number of members of CSBI's Board of Directors at 11.

                 [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

2.   Proposal to elect the 11 directors named below for the ensuing year.

             [ ]FOR all nominees listed below (except as marked to the contrary below)

             [ ]WITHHOLD AUTHORITY to vote for all nominees listed below

     William H. Anderson, II; James R. Balkcom, Jr.; William L. Chandler; Joseph
     W. Evans; James A. Faulkner; Thomas T. Folger, Jr.; Quill O. Healey; J. Russell Ivie; Frank C. Jones; John B. McKibbon, III; and E. Paul Stringer

     Instructions: To withhold authority to vote for any individual nominee write that nominee's name on the space provide below:


________________________________________________________________________

3. Proposal to increase the number of shares of CSBI common stock reserved under the CSBI Incentive Stock Option Plan from 50,000 to 500,000.

                 [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. Proposal to ratify the appointment of KPMG LLP to serve as independent certified public accountants of CSBI for the 1999 calendar year.

                 [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

PROXIES MUST BE RECEIVED BY CSBI PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING IN ORDER TO BE VOTED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET OUT IN 1, 3 AND 4 ABOVE AND FOR EACH NOMINEE LISTED IN 2 ABOVE. THE PROXY MAY BE REVOKED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY FILING A SUBSEQUENT PROXY WITH THE SECRETARY OF CSBI PRIOR TO OR AT THE TIME OF THE ANNUAL MEETING.

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_______________________________               ________________________________
Signature of Shareholder(s)                    Signature of Shareholder(s)


      ___________________________________________________________________
                           (Please be sure to date)

IF THE STOCK IS HELD BY JOINT TENANTS, OR IN THE NAME OF MORE THAN ONE PERSON, ALL HOLDERS SHOULD SIGN. Signatures should correspond exactly with the name(s) appearing on the label above. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership's name by authorized person(s). If signing as attorney, executor, trustee, administrator, guardian or custodian, please indicate the capacity in which you are acting. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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